Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

This Second Amendment (the “Second Amendment”) executed on February 3, 2011 is made and effective as of the first (1st) day of January 2011 (the “Second Amendment Effective Date”) and amends the Collaboration and License Agreement dated as of December 23, 2008 (as previously amended on February 5, 2010 (the “First Amendment”), between SYNTA PHARMACEUTICALS CORP., a Delaware corporation having a principal office at 45 Hartwell Avenue, Lexington, MA 02421, U.S.A. (“SYNTA”), and F. HOFFMANN-LA ROCHE LTD, a Swiss corporation having a principal office located at Grenzacherstrasse 124, CH-4070 Basel, Switzerland (“ROCHE BASEL”) and HOFFMANN-LA ROCHE INC., a New Jersey corporation having a principal office at 340 Kingsland Street, Nutley, New Jersey 07110, U.S.A.  (“ROCHE NUTLEY”; ROCHE BASEL and ROCHE NUTLEY together referred to as “ROCHE”) (the “Agreement”).  Capitalized terms shall have the meaning set forth in the Agreement.

INTRODUCTION

WHEREAS, SYNTA and ROCHE have reached agreement with respect to ROCHE having the right to continue Research related to Licensed Compounds and Potential Licensed Compounds until June 30, 2011;

WHEREAS, the deadline for the JSC approving Licensed Compounds for advancement into Development shall remain June 30, 2011, pursuant to Section 2.3.4(a) of the Agreement, thus the full scope of Licensed Compounds advancing into Development will be known by the end of the day June 30, 2011, and any use of these approved Licensed Compounds will be permitted under the Development and Commercialization License under Section 6.2 of the Agreement;

WHEREAS, SYNTA and ROCHE have reached agreement with respect to ROCHE having the right to conduct all pre-IND Development;

WHEREAS, SYNTA and ROCHE have reached agreement with respect to amending the definition of Licensed Compound to exclude constitutional and geometric isomers;

WHEREAS, SYNTA and ROCHE have reached agreement with respect to ROCHE returning certain Licensed Compounds to SYNTA;

WHEREAS, the Parties wish to amend the Agreement, as described herein.

NOW THEREFORE, for and in consideration of the mutual covenants contained in this Second Amendment, the Parties agree:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1

1.               Research License.                SYNTA hereby grants to ROCHE for the period beginning on the Second Amendment Effective Date and continuing through June 30, 2011, an exclusive, worldwide, paid-up right and license, without the right to grant sublicenses (except in accordance with Section 6.4), under the SYNTA Intellectual Property to enable ROCHE to perform Research relating to Licensed Compounds and Potential Licensed Compounds.

2.               Pre-IND Development.        Notwithstanding anything to the contrary in the Agreement, Roche shall have the right to perform all pre-IND Development on Licensed Compounds.

3.               Definitions.  Unless otherwise defined or amended by the terms of this Second Amendment, all initial capitalized defined terms used have the meanings as defined in the Agreement.  Section 1.42 of the Agreement is revised in its entirety to read as follows:

“1.42.      “Licensed Compound” means [***].  For further clarity, if ROCHE terminates a Licensed Compound in one or more regions pursuant to Section 12.3, such Licensed Compound shall continue to be deemed a Licensed Compound except as provided in Article XII unless and until ROCHE terminates such Licensed Compound in all Regions pursuant to Section 12.3 (whether ROCHE so terminates such Licensed Compound in all Regions simultaneously or terminates such Licensed Compound in all Regions over time).  For the sake of clarity, any Licensed Compound shall also include all pro-drugs, metabolites, regioisomers, stereoisomers including enantiomers and diastereoisomers, salt forms, hydrates, solvates and polymorphs of such Licensed Compound, all of which shall constitute a single Licensed Compound.  As of the Amendment Effective Date, the compounds identified in Appendix A are deemed to be Licensed Compounds and the compounds identified in Appendix B as Potential Licensed Compounds shall be deemed to be Licensed Compounds if such compounds have met the criteria set forth above on or before June 30, 2011.”

New Section 1.58 bis of the Agreement is added to the Agreement and reads as follows:

“1.58 bis.                “Potential Licensed Compound” means a Collaboration Compound identified in Appendix B.”

4.             Return of Compounds.  The Licensed Compounds identified in Appendix C shall be returned to Synta and treated as if Roche had terminated the Agreement with respect to such Licensed Compounds.  For clarity, these returned Licensed Compounds will be subject to royalty obligations under Section 12.6.8 of the Agreement.

5.             Effect on Agreement.  Except as amended by this Second Amendment, the Agreement shall remain in full force and effect.  After the date of this Second Amendment, every reference in the Agreement to the “Agreement” shall mean the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2

Agreement as amended by the Amendment, the First Amendment, and this Second Amendment.

[Remainder of page intentionally left blank.]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the Amendment Execution Date.

SYNTA PHARMACEUTICALS CORP.

By:	/s/ Safi Bahcall

Name:	Safi Bahcall

Title:	President & CEO

F. HOFFMANN-LA ROCHE LTD

By:	/s/ Christophe Carissimo	By:	/s/ Stefan Arnold

Name:	Christophe Carissimo	Name:	Stefan Arnold

Title:	Global Licensing Director	Title:	Head Legal Pharma

HOFFMANN-LA ROCHE INC.

By:	/s/ James A. Dougherty

Name:	James A. Dougherty

Title:	Nutley Site Head
Roche Partnering

[Execution Page]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX A

Licensed Compounds

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX  B

Potential Licensed Compounds

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX C

Returned Licensed Compounds

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.